Exhibit (a)(3)
INSIGHT ENTERPRISES, INC.
ELECTION FORM
FOR TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO AMEND
ELIGIBLE OPTIONS
DATED NOVEMBER 21, 2007
THE OFFER EXPIRES AT 11:59 P.M. ET ON DECEMBER 20, 2007,
UNLESS THE OFFER IS EXTENDED.

Name	Employee ID:

Address
Important: Read the instructions to this Election Form before completing and signing this page.
Indicate your decision to tender your Eligible Options identified below for amendment by checking the “Amend Entire Eligible Portion” box. If you do not want to tender one or more of your Eligible Options for amendment, check the “Amend None” box for those particular options. In order to amend any of your Eligible Options, you must amend all of your Eligible Options. If you do not clearly mark the “Amend Entire Eligible Portion” box with respect to an Eligible Option, your election with respect to that option will default to “Amend None.” In that event, none of your Eligible Options will be amended, and you will not become entitled to any cash payment payable with respect to your Eligible Options. In addition, you will be solely responsible for bringing such Eligible Option into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, in order to avoid unfavorable tax consequences with respect to that option.

Number of
					Shares		Fair Market
				Total Number	Subject to		Value of
				of Shares	Portion		Insight	Amend
			Exercise	Subject to	Qualifying		Stock on	Entire
Grant	Option	Option	Price Per	Outstanding	as Eligible	Measurement	Measurement	Eligible	Amend
Date	Number	Plan	Share	Option	Option	Date	Date	Portion	None
$

Agreement to Terms of Election
1. If I cease to remain employed by Insight after I tender my Eligible Options but before Insight accepts those options for amendment, my Eligible Options will not be amended, and I will not become entitled to any Cash Payment.
2. Until the Expiration Date, I will have the right to change my election with respect to my Eligible Options. However, after that date I will have no further right to change my election with respect to my Eligible Options, unless Insight does not accept my tendered Eligible Options before 11:59 P.M. Eastern Time on December 20, 2007, which is the 20th business day after commencement of the Offer. I may then revoke my elections with respect to my tendered Eligible Options at any time before Insight’s acceptance of those options for amendment pursuant to the Tender Offer.
3. The tender of my Eligible Options pursuant to the procedures described in Section 4 of the Offer to Amend document and the instructions to the Election Form will constitute my acceptance of all of the terms and conditions of the Tender Offer and of the Amendment Agreement. Insight’s acceptance of my tendered Eligible Options for amendment pursuant to the Offer to Amend will constitute a binding agreement between Insight and me upon the terms and subject to the conditions of the Offer to Amend and subject to the Terms of the Amendment Agreement.
4. I am the registered holder of the Eligible Options tendered hereby, and my name and any other information appearing on the cover page of this Election Form are true and correct.
5. I am not required to tender my Eligible Options pursuant to the Offer to Amend. However, if I do not tender such options or if those options are not otherwise amended pursuant to the Offer, then I must take other action on my own with respect to those options in order to bring those options into compliance with Section 409A of the Internal Revenue Code and any other similar state tax laws to avoid unfavorable tax consequences.
6. I understand that Insight cannot give me legal, tax or investment advice with respect to the Offer to Amend, and Insight has advised me to consult with my own legal, tax and investment advisor as to the consequences of participating or not participating in the Offer.
7. Under certain circumstances set forth in the Offer to Amend, Insight may terminate or amend the Offer and postpone its acceptance and amendment of the tendered Eligible Options. In the event the Eligible Options tendered herewith are not accepted for amendment, those options will be returned to me promptly following the expiration or termination of the Offer.
8. I understand that neither Insight nor Insight’s Board of Directors is making any recommendation as to whether I should tender or refrain from tendering my Eligible Options for amendment, and that I must make my own decision whether to tender my Eligible Options. I understand that the Amended Options resulting from the amendment of my tendered Eligible Options may decline in value and may be “out of the money” when I decide to exercise those options. I further understand that past and current market prices of Insight common stock may provide little or no basis for predicting what the market price of Insight common stock will be when Insight amends my tendered Eligible Options or at any other time in the future.

9. I hereby acknowledge that I have read the documents related to the Offer to Amend listed below, each of which is incorporated herein by reference:
Offer to Amend Eligible Options
Instructions to the Election Form
Form of Stock Option Amendment and Cash Payment Agreement
10. I further understand that I will receive an Election Confirmation Statement via email at my Insight email address listed below within one to two business day after the submission of my Election Form. If I do not receive an Election Confirmation Statement in the timeframe prescribed, I agree that it is my responsibility to confirm that Insight has received my complete submission by emailing the Stock Plan Administrator at _StockPlanAdmin@insight.com before 11:59 P.M. Eastern Time on December 20, 2007.
11. I acknowledge that the Offer and the other documents and communications regarding the Offer are being delivered to me by mail to the address on file with People and Development at Insight. By executing this Election Form, I acknowledge that I have received from Insight a paper copy of the documents regarding the Offer at no cost to me.
12. I hereby elect to participate in the Offer to Amend with respect to my Eligible Options as previously identified, and I hereby tender such Eligible Options for amendment in accordance with the Offer to Amend document. I agree that the options identified are the Eligible Options I hold. I agree and understand that the Eligible Options which I have elected to tender in the Offer to Amend will be amended by Insight unless I submit a properly completed Rescission Letter before the expiration of the Offer.
13. I understand that I must fully complete, sign and deliver this Paper Election Form and return it to Insight by mailing it to the Insight Stock Administration Department at Insight Enterprises, Inc., Attn: Stock Administration Department, 1305 West Auto Drive, Tempe, Arizona 85284 before the expiration of the Offer.

Email address:

Employee ID number:

Signature	Date

INSTRUCTIONS TO ELECTION FORM
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO AMEND
1. Delivery of Election Form. A properly completed and duly executed Election Form must be received by Insight by 11:59 P.M. Eastern Time on December 20, 2007. In order to tender your Eligible Options for amendment, you must complete an Election Form and return it to Insight via mail to Corporate Secretary, Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, AZ 85284.
Insight will send an Election Confirmation Statement via email to your Insight email address within one business day of its receipt of your Election Form. If you do not receive an Election Confirmation Statement in the timeframe prescribed, it is your responsibility to email a copy of your Election Form to the Stock Plan Administrator at _StockPlanAdmin@insight.com before 11:59 P.M. Eastern Time on December 20, 2007.
You may withdraw your election with respect to your Eligible Options (as defined in the Offer to Amend) at any time up to 11:59 P.M. Eastern Time on December 20, 2007. If the Offer to Amend is extended by Insight beyond that time, you may withdraw your election with respect to your tendered Eligible Options at any time until the extended expiration of the Offer. To validly withdraw your election, you must complete the Rescission Letter and mail it to Corporate Secretary, Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, AZ 85284 before the expiration of the Offer. You should make and keep a copy of your Election Form and Rescission Letter, if applicable, and keep such document(s) with your other records for the Tender Offer.
Insight will not accept any alternative, conditional or contingent tenders. All persons tendering Eligible Options will, by completing, executing and mailing in the Election Form, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Amend.
2. Tenders. If you intend to tender your Eligible Options for amendment pursuant to the Offer to Amend, you must properly complete and duly execute the Election Form and mail it to Corporate Secretary, Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, AZ 85284. If you decide to tender one Eligible Option, you must tender all of your Eligible Options for amendment. While participation in the Offer is completely voluntary, if you elect not to amend your Eligible Options pursuant to the Offer to Amend, then you will be solely responsible for any taxes, penalties or interest payable you may incur under Section 409A of the Internal Revenue Code and comparable state taxes.
3. Signatures on This Election Form. If you submit this Election Form you must physically sign the Election Form.
4. Copies. You should make and keep a copy of your Election Form and retain it for your records.
IMPORTANT: THE COMPLETED AND SIGNED ELECTION FORM MUST BE RECEIVED BY INSIGHT BY 11:59 P.M. EASTERN TIME ON DECEMBER 20, 2007.
NOTE: THIS DOCUMENT IS PART OF THE TERMS AND CONDITIONS OF THE OFFER TO AMEND.